Exhibit 99.1

NeuroOne, Inc.

CONDENSED FINANCIAL STATEMENTS

June 30, 2017

NeuroOne, Inc.

TABLE OF CONTENTS

Condensed Financial Statements (unaudited)
Condensed Balance Sheets (unaudited)	3
Condensed Statements of Operations (unaudited)	4
Condensed Statements of Cash Flows (unaudited)	5
Notes to Condensed Financial Statements (unaudited)	6 - 18

NeuroOne, Inc.

Condensed Balance Sheets

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash	$421,562	$522,217
Prepaid expenses and other assets	7,146	53,823
Total current assets	428,708	576,040
Intangible assets, net	194,901	180,890
Total assets	$623,609	$756,930

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$693,653	$264,343
Short-term unsecured loan	—	50,000
Convertible promissory notes, net and accrued interest	982,017	225,197
Premium debt conversion derivative	426,417	137,650
Total current liabilities	2,102,087	677,190
Warrant liability	767,626	345,960
Total liabilities	2,869,713	1,023,150

Commitments and contingencies (Note 4)

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 100,000 shares authorized; no shares issued or outstanding as of June 30, 2017 and December 31, 2016.	—	—
Common stock, $0.0001 par value; 1,200,000 shares authorized and 369,892 and 306,670 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	37	31
Additional paid–in capital	44,128	119
Accumulated deficit	(2,290,269)	(266,370)
Total stockholders’ deficit	(2,246,104)	(266,220)
Total liabilities and stockholders’ deficit	$623,609	$756,930

See accompanying notes to condensed financial statements

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NeuroOne, Inc.

Condensed Statements of Operations

(unaudited)

	NeuroOne, Inc.	NeuroOne LLC	NeuroOne, Inc.	NeuroOne LLC
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Operating expenses:
General and administrative	$731,973	$2,067	$1,175,990	$4,068
Research and development	156,716	-	228,757	—
Total operating expenses	888,689	2,067	1,404,747	4,068
Loss from operations	(888,689)	(2,067)	(1,404,747)	(4,068)
Interest expense	(405,634)	(3,565)	(619,152)	(7,063)
Net loss and comprehensive loss	$(1,294,323)	$(5,632)	$(2,023,899)	$(11,131)
Net loss per share:
Basic and diluted	$(3.75)		$(6.21)
Number of shares used in per share calculations:
Basic and diluted	345,025		325,953

See accompanying notes to condensed financial statements

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NeuroOne, Inc.

Condensed Statements of Cash Flows

(unaudited)

	NeuroOne LLC	NeuroOne LLC
	Six months ended June 30, 2017	Six months ended June 30, 2016

Operating activities
Net loss	$(2,023,899)	$(11,131)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	9,104	3,882
Stock-based compensation	11,849
Foregiveness of share subscription agreement for founders' shares	9,051
Non-cash interest on convertible promissory notes	43,856	—
Non-cash discount amortization on convertible promissory notes	482,505	—
Non-cash note issuance costs attributed to warrant liability	38,119	—
Revaluation of premium debt conversion derivative	74,806	—
Revaluation of warrant liability	(19,253)	—
Change in assets and liabilities:
Prepaid expenses and other assets	46,677	—
Accrued expenses	414,019	7,249
Net cash used in operating activities	(913,166)	—
Financing activities
Proceeds from issuance of convertible promissory notes	484,201	—
Proceeds from issuance of warrants	440,919	—
Repayment of short term unsecured loan	(50,000)	—
Issuance costs related to convertible promissory notes	(33,039)	—
Issuance costs related to warrants	(29,570)	—
Net cash provided by financing activities	812,511	—
Net decrease in cash	(100,655)	—
Cash at beginning of period	522,217	—
Cash at end of period	$421,562	$—
Supplemental non-cash financing transactions:
Bifurcation of premium conversion derivative related to convertible promissory notes	$213,961	$—
Accrued issuance costs attributed to convertible promissory notes	$39,781	$—
Accrued issuance costs attributed to warrant liability	$38,119	$—
Common stock issued in connection with purchase of intangible assets	$23,115	$—

See accompanying notes to condensed financial statements

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – Organization and Basis of Presentation

NeuroOne, Inc. (NeuroOne or the Company) is an early-stage medical technology company developing comprehensive neuromodulation cEEG and sEEG monitoring, ablation, and brain stimulation solutions to diagnose and treat patients with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders.

The Company is based in Eden Prairie, Minnesota.

Merger

NeuroOne LLC (the “LLC”) was formed on December 12, 2013 and operated as a limited liability company until it was merged with and into NeuroOne, Inc. on October 27, 2016 with NeuroOne, Inc. as the surviving entity of the “Merger”. NeuroOne, Inc. was formed on October 7, 2016 under different ownership than the LLC. As a result of the Merger, all of the properties, rights, privileges, powers and franchises of the LLC vested in NeuroOne, Inc., and all debts, liabilities and duties of the LLC became the debts, liabilities and duties of NeuroOne, Inc. with the exception of the Company’s license agreement with Wisconsin Alumni Research Foundation (“WARF”) which required WARF’s approval for transfer (See Note 4 – Commitments and Contingencies). The purpose of the Merger was to change the jurisdiction of the Company’s incorporation from Minnesota to Delaware, change the ownership of the LLC’s underlying assets, and to convert from a limited liability company to a corporation.

NeuroOne, Inc. and the LLC were not entities under common control. As the LLC did not have an integrated set of activities that contained the required complement of inputs, processes and outputs to be considered a business, the Merger was accounted for as an asset acquisition as prescribed under Accounting Standards Codification (ASC) 805 – Business Combinations.

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared by the Company, in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. In the opinion of management, the accompanying unaudited condensed financial statements of the Company contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2017 and the results of operations and cash flows for the three and six month periods ended June 30, 2017 and 2016. The operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal period ended December 31, 2016. The condensed balance sheet at December 31, 2016 was derived from the audited financial statements.

NOTE 2 - Going Concern

The accompanying condensed financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred losses since inception and had an accumulated deficit of $2,290,269 as of June 30, 2017. Prior to the Merger, the LLC also incurred losses since its inception and had cumulative losses of $49,930 as of the date of the Merger. The Company does not have adequate liquidity to fund its operations throughout fiscal 2017 without raising additional funds. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this condition. Management intends to seek additional financing to fund operations. If the Company is not able to raise additional working capital, it will have a material adverse effect on the operations of the Company and the development of its technology.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Through June 30, 2017, the Company has completed $1,625,120 ($550,000 during the quarter ended June 30, 2017) of a planned $1.5 million convertible promissory note financing (subsequently amended to $2.5 million authorized in June 2017). The Company does not have adequate liquidity to fund its operations throughout fiscal 2017 without raising additional funds. Management believes that the currently available resources from the convertible promissory note financing combined with funds expected to be raised in fiscal 2017 will be sufficient to enable the Company to meet its operating plan through at least June 30, 2018. However, if the Company is unable to raise additional funds, or the Company’s anticipated operating results are not achieved, management believes planned expenditures may need to be reduced in order to extend the time period that existing resources can fund the Company’s operations. If management is unable to obtain the necessary capital, it may have to cease operations.

NOTE 3 – Summary of Significant Accounting Policies

Management's Use of Estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash. The Company’s cash is held by one financial institution in the United States. Amounts on deposit may at times exceed federally insured limits. Management believes that the financial institution is financially sound, and accordingly, minimal credit risk exists with respect to the financial institution. As of June 30, 2017, the Company had deposits in excess of federally insured amounts of $171,562.

Prior to October 27, 2016, the Company did not maintain a bank account. Any expenses incurred while the Company was organized as an LLC were paid by the sole member of the LLC.

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the condensed financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

As of June 30, 2017 and December 31, 2016, the fair values of cash, other assets, accrued expenses and the unsecured loan approximated their carrying values because of the short-term nature of these assets or liabilities. The estimated fair value of the convertible promissory notes of the Company was based on amortized cost which was deemed to approximate fair value. The fair value of the warrant liability and the premium conversion derivative associated with the convertible promissory notes of the Company were based on cash flow models discounted at current implied market rates evidenced in recent arms-length transactions representing expected returns by market participants for similar instruments which were based on Level 3 inputs. There were no transfers between fair value hierarchy levels during the three and six month periods ended June 30, 2017.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of June 30, 2017
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$767,626	$—	$—	$767,626
Premium conversion derivative	426,417	—	—	426,417
Total liabilities at fair value	$1,194,043	$—	$—	$1,194,043

	As of December 31, 2016
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$345,960	$—	$—	$345,960
Premium conversion derivative	137,650	—	—	137,650
Total liabilities at fair value	$483,610	$—	$—	$483,610

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

The following table provides a roll-forward of the warrant liability and premium conversion derivative measured at fair value on a recurring basis using unobservable level 3 inputs for the six months ended June 30, 2017:

Warrant liability	Six months ended June 30, 2017
Balance as of beginning of period	$345,960
Issuance of warrants in connection with convertible promissory notes	440,919
Change in fair value of warrant liability	(19,253)
Balance as of end of period	$767,626

Premium conversion derivative	Six months ended June 30, 2017
Balance as of beginning of period	$137,650
Value assigned to the underlying derivative in connection with convertible notes	213,961
Change in fair value of premium conversion derivative	74,806
Balance as of end of period	$426,417

Intellectual Property

The Company and the LLC have entered into two licensing agreements with major research institutions, which allows for access to certain patented technology and know-how. Milestone payments under those agreements are capitalized and amortized to general and administrative expense over the expected useful life of the acquired technology.

Impairment of Long-Lived Assets

The Company and the LLC evaluate their long-lived assets, which consists entirely of licensed intellectual property for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The Company and the LLC assess the recoverability of long-lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. Through June 30, 2017, the Company has not impaired any long-lived assets.

Debt Issuance Costs

Debt issuance costs are recorded as a reduction of the convertible promissory notes. Amortization of debt issuance costs is calculated using the straight-line method over the term of the convertible promissory notes, which approximates the effective interest method, and is recorded in interest expense in the accompanying statements of operations.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development expenses may comprise costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and pre-clinical materials as well as other contracted services, license fees, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with ASC 730, Research and Development.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Warrant Liability

The Company issued warrants to purchase equity securities in connection with the issuance of convertible promissory notes (see Note 8 – Convertible Promissory Notes and Warrant Agreements). The Company accounts for these warrants as a liability at fair value as the number of shares were not fixed and determinable at the issuance date. Additionally, issuance costs associated with the Warrant Agreement are expensed as incurred and reflected as interest expense in the accompanying condensed statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrant, or until such time, if any, as the number of shares to be exercised becomes fixed, at which point the warrants will be classified in stockholders’ (deficit) equity provided that there are sufficient authorized and unissued shares of common stock to settle the warrants and redeem any other contracts that may require settlement in shares of common stock. Any future change in fair value of the warrant liability will be recognized as a component of interest expense in the condensed statements of operations.

Premium Debt Conversion Derivative

The Company evaluates all conversion and redemption features contained in a debt instrument to determine if there are any embedded derivatives that require separation from the host debt instrument. An embedded derivative that requires separation is bifurcated from its host debt instrument and a corresponding discount to the host debt instrument is recorded. The discount is amortized and recorded to interest expense over the term of the host debt instrument using the straight-line method which approximates the effective interest method.  The separated embedded derivative is accounted for separately on a fair market value basis. The Company records the fair value changes of a separated embedded derivative to interest expense at each reporting period. The Company issued convertible promissory notes that contained a 125% conversion premium in the event that a qualified financing occurs at a price under $2.25 per common share (see Note 8 – Convertible Promissory Notes and Warrant Agreements). The Company determined that the redemption feature under the convertible promissory notes qualified as an embedded derivative and was separated from its debt host.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of all of the deferred tax asset will not be realized.

The LLC operated as a single-member LLC from formation on December 12, 2013 until it was merged into NeuroOne, Inc. on October 27, 2016. As such, it was a disregarded legal entity for income tax purposes. Accordingly, no provision for income taxes was included in the financial statements for the period from January 1, 2016 through October 26, 2016.

Net Loss Per Share

The LLC was a single-member LLC for which no units were outstanding. Accordingly, earnings per share is not presented for the LLC.

For NeuroOne, Inc., basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Diluted earnings or loss per share of common stock is computed similarly to basic earnings or loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of any common stock equivalents, if dilutive. The Company’s convertible promissory notes and warrants are considered common stock equivalents for this purpose. Diluted earnings is computed utilizing the treasury method for the warrants. Diluted earnings with respect to the convertible promissory notes utilizing the if-converted method was not applicable during the three and six months ended June 30, 2017 as no conditions required for conversion had occurred during these periods. No incremental common stock equivalents were included in calculating diluted loss per share because such inclusion would be anti-dilutive given the net loss reported for the three and six months ended June 30, 2017.

The following potential common shares were not considered in the computation of diluted net loss per share as their effect would have been anti-dilutive for the three and six month periods ended June 30, 2017:

Warrants	902,834
Stock options	21,500

Recent Accounting Pronouncements

In January 2016, the FASB issued Accounting Standards Codification (ASU) No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2018 for public entities and for all other entities in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. The Company is currently evaluating the impact of the new guidance on its financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018 for public business entities and after December 15, 2019 for all other entities, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 4 – Commitments and Contingencies

WARF License Agreement

On October 1, 2014, the LLC entered into an exclusive start-up company license agreement with the Wisconsin Alumni Research Foundation (“WARF”) for WARF’s neural probe array and thin film electrode technology (the “2014 WARF Agreement”). The LLC was to make $110,000 in milestone payments depending on achievement of certain development and approval milestones or within twelve months of signing the 2014 WARF Agreement. Additionally, if the LLC was successful in obtaining regulatory approval, the LLC was to pay royalties to WARF on a percentage of net sales of products of the licensed technology. Under the terms of the 2014 WARF Agreement, amounts that remained unpaid more than 30 days after they were due, accrued interest at 1 percent per month. Milestone payments due in 2015 were not made to WARF. From October 27, 2016 until the 2014 WARF Agreement was amended as described below, the LLC was in default under the 2014 WARF Agreement. In addition, the LLC was not able to transfer the rights and obligations under the 2014 WARF Agreement to the Company at the time of the Merger (October 27, 2016) without the consent of WARF, which was received when the 2014 WARF Agreement was amended in February 2017 as described below. In connection with the Merger and in accordance with ASC 805-50, the Company estimated the fair value of consideration payable to WARF and recorded an intangible asset of $90,000 with a corresponding accrued expense.

This agreement was subsequently amended in February 2017 (as so amended, the “2017 WARF Agreement”) whereby WARF consented to the transfer of the rights and obligations under the license agreement from the LLC to the Company. In the 2017 WARF Agreement, a contingent payment amount of $120,000 is due in the event that the Company completes a qualified financing. The Company is also obligated to pay royalties to WARF based on a percentage of net sales of products of licensed technology with minimum royalties of $50,000 and $100,000 for calendar years 2019 and 2020, respectively, and $150,000 per year beginning in 2021 through the duration of the 2017 WARF Agreement. Subject to earlier termination, the WARF License otherwise expires by its terms on the date that no valid claims on the patents licensed thereunder remain. The Company expects the latest expiration of a licensed patent to occur in 2030. The 2017 WARF Agreement is also subject to certain cancellation provisions with 90 days’ notice should the Company elect not to continue to use the licensed technology.

The Company has agreed to diligently develop, manufacture, market and sell products under the WARF License in the United States during the term of the agreement and, specifically, that the Company will submit a business plan to WARF by February 1, 2018 and file an application for 510(k) marketing clearance with the FDA by February 1, 2019. WARF may terminate the 2017 WARF Agreement in the event that the Company fails to meet these milestones on 30 days’ written notice, if the Company defaults on the payments of amounts due to WARF or fails to timely submit development reports, actively pursue the development plan or breaches any other covenant in the 2017 WARF Agreement and fails to remedy such default in 90 days or in the event of certain bankruptcy events involving the Company. WARF may also terminate this license (i) on 90 days’ notice if the Company fails to have commercial sales of one or more FDA-approved products under the 2017 WARF Agreement by March 31, 2019 or (ii) if, after royalties earned on sales begin to be paid, such earned royalties cease for more than four calendar quarters.

Mayo Agreement

On October 3, 2014, the LLC entered into an exclusive license and development agreement with the Mayo Foundation for Medical Education and Research (“Mayo”) related to certain intellectual property and development services for thin film electrode technology (“2014 Mayo Agreement”). The LLC was to make milestone payments depending on achievement of certain development and approval milestones and sales targets, none of which were met as of December 31, 2015. Additionally, if the LLC was successful in obtaining regulatory approval, the LLC was to pay royalties to Mayo based on a percentage of net sales of products of the licensed technology through the term of the 2014 Mayo Agreement, set to expire May 25, 2037. Also, the LLC was obligated to issue common stock to Mayo if certain events occurred. Upon the LLC’s Merger with the Company on October 27, 2016, the rights under the 2014 Mayo Agreement transferred to the Company, and certain milestones were attained. Therefore, the Company recorded $300 related to 10,000 shares of common stock expected to be issued to Mayo and $91,709 for the intellectual property. Milestone payments due under the 2014 Mayo Agreement and accrued were $91,709 as of June 30, 2017 and December 31, 2016. Under the terms of the 2014 Mayo Agreement, amounts that remained unpaid accrued interest at 2 percent above the prime rate (5.75 percent as of December 31, 2016). Milestone payments due in 2016 were not made to Mayo. As such, prior to the amendment of the 2014 Mayo Agreement in May 2017, the Company was in default under the 2014 Mayo Agreement. Mayo and the Company amended and restated the 2014 Mayo Agreement in May 2017 (as so amended and restated, the “2017 Mayo Agreement”). Pursuant to the 2017 Mayo Agreement, the Company issued 50,556 shares of common stock to Mayo to settle the amount of common stock the Company was previously obligated to issue under the 2014 Mayo Agreement and to amend the terms of the 2014 Mayo Agreement. The Company recorded an additional $23,115 to intangible assets related to the fair value of the 2017 stock issuance to Mayo. As a part of the 2017 Mayo Agreement, the $91,709 milestone payment is to be paid upon the earlier of a qualified financing or September 30, 2017.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Other

The Company received a letter in May 2017 from the former employer of certain employees of the Company, claiming that the Company and those individuals have wrongfully used or disclosed alleged trade secrets of the former employer and that the individuals breached non-competition or non-solicitation agreements with such party. The Company and the individuals intend to vigorously defend against these claims, if litigation results.

NOTE 5 - Intangibles

Intangible assets consisted of the following at June 30, 2017:

	Useful Life
License agreement	12-13 years	$182,159
Less: amortization		(1,269)
Net Intangibles, December 31, 2016		180,890
License agreement amendment		23,115
Less: amortization		(9,104)
Net Intangibles, June 30, 2017		$194,901

Amortization expense was $4,097 and $9,104 for the Company for the three and six months ended June 30, 2017, respectively, and $1,941 and $3,882 for the LLC for the three and six months ended June 30, 2016.

NOTE 6 - Accrued Expenses

Accrued expenses consisted of the following at June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
Accrued license fees	$182,009	$182,009
Accrued services	360,464	31,186
Accrued issuance costs	37,306	22,015
Accrued payroll	113,874	28,252
Accrued interest	—	881
Total accrued expenses	$693,653	$264,343

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 7 – Short-Term Unsecured Loan

The Company received a $50,000 short-term unsecured loan in November 2016 from the placement agent for its convertible promissory note financing (see Note 8 – Convertible Promissory Notes and Warrant Agreements). The Company incurred no fees or interest costs for this temporary loan and it was repaid in full in February 2017.

NOTE 8 – Convertible Promissory Notes and Warrant Agreements

The Company’s Board of Directors authorized the Company to issue convertible promissory notes (the “Notes”) and common stock purchase warrants for aggregate gross proceeds of up to $2.5 million.

As of June 30, 2017, the Company issued $1,625,120 of Notes and common stock purchase warrants to investors ($550,000 during the quarter ended June 30, 2017). The Notes are unsecured. The Notes bear interest at a fixed rate of 8 percent per annum and require the Company to repay the principal and accrued and unpaid interest thereon at the earlier of November 21, 2017 or the consummation of the next equity or equity-linked round of financing resulting in more than $3.0 million in gross proceeds (a “Qualified Financing”). If a Qualified Financing occurs before November 21, 2017, the outstanding principal and accrued and unpaid interest on the Notes automatically converts into the securities issued by the Company in such financing based on the greater number of securities resulting from either the outstanding principal and accrued interest on the Notes divided by $1.80, or the outstanding principal and accrued interest on the Notes multiplied by 1.25, divided by the price paid per security in the Qualified Financing. If the Company fails to complete a Qualified Financing by November 21, 2017, the Notes will be immediately due and payable on such date.

If a change of control transaction or initial public offering occurs prior to a Qualified Financing, the Notes would, at the election of the holders of a majority of the outstanding principal of the Notes, either become payable on demand as of the closing date of such transaction or become convertible into shares of common stock immediately prior to such transaction at a price per share equal to the lesser of the per share value as determined by the Company’s Board of Directors as if in connection with the granting of stock based compensation, or in a private sale to a third party in an arms’ length transaction, or at the per share consideration to be paid in such transaction. Change of control means a merger or consolidation with another entity in which the Company’s stockholders do not own more than 50 percent of the outstanding voting power of the surviving entity or the disposition of all or substantially all of the assets of the Company.

The warrants granted holders the option to purchase either (i) if exercised after conversion of the Notes, the number of shares issuable upon the conversion of the Notes, or (ii) if exercised prior to conversion of the Notes, the number of shares of common stock equal to the outstanding principal and accrued interest on the Note held by such warrant holder divided by $1.80. The warrants were immediately exercisable on the date of issuance and expire on November 21, 2021. In June 2017, however, the Company amended the terms of the common stock purchase warrants under the Notes to be exercisable only in the event of conversion of the outstanding principal and accrued interest on the related Notes. The amount of warrant shares to be issued are now fixed to the number of shares of common stock received by the Holder upon conversion of such holder’s Notes, and to an exercise price equal to the price at which the Notes convert into common shares.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

The warrants were accounted for as a liability because there is no set exercise price. A Monte Carlo simulation model was used to estimate the aggregate fair value of the warrants. Input assumptions used were as follows: risk-free interest rate 1.787 percent; expected volatility 50 percent; expected life 4.39 years; and expected dividend yield 0 percent. The underlying stock price used in the analysis is on a non-marketable basis and is according to a separate 409A valuation analysis. The convertible promissory note proceeds assigned to the warrants were $440,919 and $345,640 during the six months ended June 30, 2017 and for the period from October 7, 2016 to December 31, 2016, respectively, which represented their fair value at issuance, and were discounted from the Notes and reflected as a warrant liability. The discount is being amortized to interest expense over the term of the Notes using the straight-line method which approximates the effective interest method. The amortization expense was $198,295 and $317,157 for the three and six months ended June 30, 2017, respectively. The Company recorded the fair value changes of the warrant liability associated with the Notes to interest expense which amounted to $(19,038) and $(19,253) for the three and six months ended June 30, 2017, respectively.

At the time of their issuance, the Notes contained a 125% conversion premium in the event that a Qualified Financing occurs at a price under $2.25 per common share. The Company determined that the redemption feature under the Notes qualified as an embedded derivative and was separated from its debt host. The bifurcation of the embedded derivative from its debt host resulted in a discount to the Notes in the amount of $213,961 and $137,564 during the six months ended June 30, 2017 and during the period from October 7, 2016 to December 31, 2016, respectively. The discount is being amortized to interest expense over the term of the Notes using the straight-line method which approximates the effective interest method. The amortization expense was $86,163 and $133,481 for the three and six month period ended June 30, 2017, respectively. The embedded derivative was accounted for separately on a fair market value basis. The Company recorded the fair value changes of the premium debt conversion derivative associated with the Notes to interest expense which amounted to $74,623 and $74,806 for the three and six months ended June 30, 2017, respectively.

In connection with the Notes, the Company incurred issuance costs in the amount of $151,915, which included (i) a placement agent cash fee, which was $113,610 for the Notes issued in 2016 and in 2017 through June 30, 2017 (ii) the obligation to issue a warrant to the placement agent (the “placement agent warrant”) which will have an exercise price of $2.00 per share of common stock and a total fair value of $4,855 at June 30, 2017 and (iii) legal expenses of $33,450. The placement agent warrant is issuable at the time the private placement transaction closes. The placement agent warrant will be immediately exercisable on the date of issuance and will have a term of five years. The placement agent is to receive a placement agent warrant to purchase shares of common stock in an amount equal to 8 percent of the common stock (or common stock equivalents) purchased by investors in the private placement transaction. As of June 30, 2017 and December 31, 2016, the Company has an obligation to issue a placement agent warrant for the purchase of approximately 63,000 and 29,000 shares of common stock, respectively. The Company recorded an issuance cost discount to the Notes in the amount of $39,781 and $37,469 for the six months ended June 30, 2017 and for the period from October 7, 2016 to December 31, 2016, respectively, of which $19,506 and $31,867 was amortized to interest expense during the three and six months ended June 30, 2017, respectively. The balance of the issuance costs in the amount of $22,316 and $38,119 was attributed to the common stock purchase warrants and was immediately recorded as interest expense upon issuance during the three and six months ended June 30, 2017, respectively.

The placement agent is also entitled to receive warrants to purchase common stock in an amount equal to 10 percent of the common stock (common stock equivalents) purchased by certain investors in subsequent equity financing rounds. Such warrants if issued will have an exercise price determined in relation to the pricing of the subsequent financing and will be immediately exercisable once issued.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 9 – Investment Banker Fee

Investment Banker Fee

The Company paid a $50,000 non-refundable fee to an investment banker in December 2016 to raise equity financing. This fee is reflected in the Company’s December 31, 2016 balance sheet as a prepaid expense. The Company subsequently concluded that the investment banker was not expected to raise any equity and therefore expensed the fee in March 2017.

NOTE 10 – Stock-Based Compensation

The Company formally adopted an equity incentive plan (“Plan”) on October 27, 2016. The Plan provides for the issuance of restricted shares and stock options to employees, directors, and consultants of the Company. The Company reserved 58,333 shares of common stock for issuance under the Plan. Beginning in the second quarter of 2017, the Company granted stock options for 21,500 shares of common stock to directors and consultants at an exercise price of $0.59 per share with a grant date fair value of $0.24 per share with various vesting periods and expiring in ten years. In addition, the Company issued 12,666 shares of restricted common stock with performance vesting conditions from the Plan in April 2017. All performance vesting conditions for the restricted common stock were met as of June 30, 2017.

Stock-based compensation expense was included in general and administrative and research and development costs as follows in the accompanying condensed statements of operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
General and administrative	$4,628	$—	$4,628	$—
Research and development	7,221	—	7,221	—
Total stock-based compensation	$11,849	$—	$11,849	$—

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

The weighted-average assumptions used in the Black-Scholes option-pricing model are as follows for the stock options granted during the three and six month periods ended June 30, 2017:

	Three Months Ended	Six Months Ended

Expected stock price volatility	47.8%	47.8%
Expected life of options (years)	5.0	5.0
Expected dividend yield	0%	0%
Risk free interest rate	1.9%	1.9%

During the three and six months ended June 30, 2017, 19,000 stock options vested. The weighted average fair value per share of options vesting during the three and six months ended June 30, 2017 was $0.24. No stock options were forfeited during the three and six months ended June 30, 2017. As of June 30, 2017, 24,167 shares were available for future issuance under the Plan.

Unrecognized stock-based compensation cost for stock options granted was $568 as of June 30, 2017. There was no unrecognized compensation cost related to restricted common stock awards. The unrecognized stock-based compensation cost is expected to be recognized over a weighted average period of 0.01 years for the stock options.

NOTE 11 - Income Taxes

The effective tax rate for the three and six months ended June 30, 2017 was zero percent. As a result of the analysis of all available evidence as of June 30, 2017 and December 31, 2016, the Company recorded a full valuation allowance on its net deferred tax assets. Consequently, the Company reported no income tax benefit during the three and six month periods ended June 30, 2017. If the Company’s assumptions change and the Company believes that it will be able to realize these deferred tax assets, the tax benefits relating to any reversal of the valuation allowance on deferred tax assets will be recognized as a reduction of future income tax expense.  If the assumptions do not change, each period the Company could record an additional valuation allowance on any increases in the deferred tax assets.

NeuroOne LLC operated as a single-member LLC from formation on December 12, 2013 until it was merged into NeuroOne, Inc. on October 27, 2016. As such, it was a disregarded legal entity for income tax purposes. Accordingly, no provision for income taxes was included in the financial statements for the three or six month periods ended June 30, 2016.

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NeuroOne, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 12 – Stockholders’/Member Deficit

In June 2017, the purchase price owed by the seven individuals for the founders’ shares under their respective subscription agreements totaling $9,051 was forgiven by the Company.

NOTE 13 - Subsequent Events

On July 20, 2017, the Company entered into the Merger Agreement with NeuroOne Medical Technologies Corporation and OSOK Acquisition Company whereby NeuroOne Medical Technologies Corporation acquired the Company (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on July 20, 2017 (the “Closing”) and, pursuant to the terms of the Merger Agreement, (i) all outstanding shares of common stock of the Company (the “NeuroOne Shares”) were exchanged for shares of the common stock, par value $0.001 per share, of NeuroOne Medical Technologies Corporation (“NMTC Shares”) based on the exchange ratio of 17.0103706 NMTC Shares for every one NeuroOne Share, resulting in NeuroOne Medical Technologies Corporation issuing, on July 20, 2017, an aggregate of 6,291,994 NMTC Shares for all of the then-outstanding NeuroOne Shares, (ii) all outstanding options of the Company were replaced with options to purchase NMTC Shares based on the exchange ratio, with corresponding adjustments to their respective exercise prices, (iii) all warrants of the Company were replaced with warrants to purchase NMTC Shares and (iv) NeuroOne Medical Technologies Corporation assumed the Notes. Pursuant to the Merger Agreement, NeuroOne Medical Technologies Corporation assumed the Plan upon the Closing. Pursuant to the Acquisition, NeuroOne Medical Technologies Corporation acquired 100% of the Company in exchange for the issuance of NMTC Shares and the Company became its wholly-owned subsidiary.

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